UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 30, 2008

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)
GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)
Registrant’s telephone number, including area code: (909) 394-3600
California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

630 East Foothill Blvd. San Dimas, California		91773

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing requirement of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

          On August 4, 2008, the Board of Directors of American States Water Company announced that Robert J. Sprowls will succeed Floyd E. Wicks as President and Chief Executive Officer of American States Water Company, effective January 1, 2009.  The Board also announced that Mr. Sprowls would become President and Chief Executive Officer of Golden State Water Company on January 1, 2009.

          Mr. Wicks will continue as a director of the Company and each of its subsidiaries and will act as Vice Chair of the Board effective January 1, 2009.  He has also agreed to continue to serve as a consultant to the Company, in certain circumstances, to assist it in its operations on an as-needed basis.

          Mr. Sprowls has been Executive Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer of the Company and Golden State Water Company since January 2008.  He served as Senior Vice President-Finance, Chief Financial Officer, Corporate Secretary and Treasurer of the Company and Golden State Water Company from June 2004 to January 2008.  He served as President of Central Illinois Light Company from April 2001 to January 2003.  Mr. Sprowls is 50 years old.

          In his new position, Mr. Sprowls will be entitled to a base salary of $450,000 per year for 2009.  He will also be provided with short-term incentives equal to up to $112,500 and a housing allowance of $45,000.  Mr. Sprowls would also be eligible to receive, in the normal course of the Company’s annual grants of equity incentives to executive officers, up to $180,000 in fair value of equity incentives for 2009.

          The Board anticipates that Mr. Sprowls will join the Board of Directors.  However, there is no arrangement or understanding between Mr. Sprowls and any other person pursuant to which he will be appointed a director or was appointed Chief Executive Officer and President of the Company and Golden State Water Company.  There is no family relationship between Mr. Sprowls and any other executive officer, employee or director of the Company or any of its subsidiaries. There has been no transaction since January 1, 2008, or any currently proposed transaction, involving the Company in which Mr. Sprowls has a material interest or any other business relationship or transaction between the Company and Mr. Sprowls involving an amount exceeding $120,000.

Section 9 - Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

Exhibit 99.1	Press Release dated August 4, 2008 in which American States Water Company Announces Management Succession Plan; Floyd E. Wicks to retire December 31, 2008; Robert J. Sprowls to be successor to Mr. Wicks

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY

Date:	August 1, 2008	/s/ Robert J. Sprowls
Robert J. Sprowls
Executive Vice President, Chief Financial Officer, Corporate Secretary and Treasurer